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                                                                    EXHIBIT 10.6

                             FIRST MARINER BANCORP
                          EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE OF PLAN

    This Employee Stock Purchase Plan (the "Plan") is designed to provide a method for all eligible employees of First Mariner Bancorp (the "Company") and participating subsidiaries may purchase shares of the Company's Common Stock, par value $.05 per share (the "Common Stock") at favorable prices through regular payroll deductions. The Plan is intended to permit eligible employees to acquire or increase their proprietary interest in the growth and success of the Company, and to encourage them to remain in the employ of the Company.

2. ADMINISTRATION

    2.1. The Plan will be administered by the Compensation Committee of the Company, none of whom shall be eligible to participate in the Plan (the "Committee") composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended). No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

    2.2. Subject to the provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules regulating to it and to make all other determinations necessary or advisable in administering the Plan. These determinations shall be final and binding upon all persons unless otherwise determined by the Board of Directors.

    2.3. A quorum of the Committee shall consist of a majority of its members. The Committee may act by vote of a majority of its members at a meeting at which a quorum is present; or without a meeting if a written consent setting forth the action taken is signed by all members of the Committee.

3. OPTIONS RESTRICTED TO EMPLOYEES

    The options granted under the Plan shall only be granted to eligible employees of the Company or its participating subsidiaries to purchase shares of the Company's Common Stock.

4. EFFECTIVE DATE OF PLAN

    The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of the Company within twelve months before or after the Plan is adopted by the Board of Directors.

5. NUMBER OF SHARES

    The Board of Directors of the Company has reserved an aggregate of 100,000 shares of the Company's Common Stock for purchase by employees under the Plan, subject to adjustment as provided in Section 20. The Company may use authorized unissued shares to fund the Plan. The Company may also purchase outstanding shares, upon such terms as the Company may approve, for delivery under the Plan.

6. ELIGIBLE EMPLOYEES

    All full-time regular employees of the Company and its participating subsidiaries with 30 days or more of continuous employment with the Company and/or its participating subsidiaries will be eligible to participate in the Plan. The term "full-time regular employee" does not include persons whose customary employment with the Company is less than 20 hours per week. No member of the Board of Directors who is not an employee of the Company or a subsidiary or who is a member of the Committee will be eligible to participate. No employee may be granted an option to purchase shares under the Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary. For purposes of the preceding
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sentence, the rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

7. PARTICIPATING SUBSIDIARIES

    The term "participating subsidiary" shall mean any subsidiary of the Company which is designated by a resolution of the Board of Directors of the Company to participate in the Plan.

8. PAYMENT PERIODS

    Each bi-weekly pay period, commencing each Sunday and ending the following Saturday two weeks later is a Payment Period during which payroll deductions will be accumulated under the Plan. The Committee, in its discretion, may establish other Payment Periods for certain designated classes of participating employees.

9. PARTICIPATION

    An eligible employee may enroll as a participant in the Plan at any time by completing and forwarding a payroll deduction authorization form to the Company. The form will state the amount of salary or wages to be deducted regularly from the employee's pay and will authorize the purchase of stock for the employee in accordance with the terms of the Plan. The form will contain an undertaking by the employee to notify the Company in the event that the employee disposes of a share purchased under the Plan within two years after the date of the granting of the option to purchase such shares or one year after the date of purchase. Enrollment will become effective as soon as practicable after the Company's receipt of the authorization form.

10. AMOUNT OF PAYROLL DEDUCTIONS

    The Company will maintain payroll deduction accounts for all participating employees. No interest will be paid on such accounts. An employee may authorize payroll deductions not less than $10 per Payment Period but not more than $150 per Payment Period or a lesser amount if so determined by the Committee during a Payment Period.

11. CHANGE IN PAYROLL DEDUCTIONS

    An employee may at any time (but in no event more than twice during the any calendar year) increase or decrease the employee's payroll deduction by completing and forwarding a new payroll deduction authorization form to the Company in accordance with Section 10. The change may not become effective sooner than the next Payment Period after the Company's receipt of the form.

12. WITHDRAWAL FROM THE PLAN

    An employee may withdraw from the Plan, in whole but not in part, by submitting written notice of withdrawal to the payroll department. As soon as practicable following receipt of such notice, the Company will refund to the employee the entire cash balance accumulated in the employee's account and will issue to the employee a stock certificate representing the number of full shares credited to his account.

13. GRANT OF OPTIONS

    13.1. On the effective date of each offering period, which shall commence on the first day of each month or, as directed by the Committee, on the first day of each quarter of a calendar year, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase such number of full shares of Common Stock as will not exceed the maximum amount allowed under the Plan.

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    13.2. No employee shall be granted an option which permits his right to purchase Common Stock under this Plan, and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

14. EXERCISE OF OPTION AND PURCHASE PRICE

    14.1. Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised an option to purchase from the Company the number of full shares of Common Stock as such employee's accumulated payroll deductions during such Payment Period will pay for at the option price provided for in this Section 14. Subsequent shares covered by the employee's option will be purchased in the same manner, whenever sufficient funds to purchase one or more full shares have again accumulated in the employee's account.

    14.2. The option price for each share purchased under this Plan will not be less than 90% of the fair market value of the Common Stock on the last business day of each Payment Period. In the event that the Common Stock is listed on an established national or regional stock exchange, is quoted on a quotation system of the Nasdaq Stock Market, Inc., or is publicly traded in an established securities market, in determining the fair market value of the Common Stock, the Committee shall use the closing price of the Common Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the date the option is granted or, if such date was not a trading date, on the trading date immediately preceding the date the option is granted (or, if there is no such closing price, then the Committee shall use the mean between the highest bid and the lowest asked prices or between the high and low prices on such date). If there is no established market for the Common Stock, then the fair market value shall be established by the Committee in good faith.

15. PARTICIPANTS' ACCOUNTS

    15.1. At the time of purchase, each participating employee will immediately acquire full beneficial ownership of all shares purchased for his account. All shares will be registered in the name of a nominee for the account of the employee until delivery is requested. Stock certificates will be issued to participating employees only upon their request or at the time of termination of the Plan or an employee's withdrawal from the Plan. Stock certificates will be issued only in the name of the employee as it appears on the employee's payroll deduction authorization form, or in the employee's name jointly with a member of the employee's family, with right of survivorship. A participating employee who requests a stock certificate prior to termination of the Plan or his withdrawal from the Plan may not receive such stock certificate until such time as his account is credited with at least 50 full shares, and may not in any event receive more than one full stock certificate in any calendar quarter.

    15.2. Each participating employee will receive a semi-annual statement from the Company as soon as practicable following the end of each period of six calendar months. The statement will reflect the total amount of deductions for the employee's account during such six month period, the purchase prices, and the amount of cash held at the end of the period.

    15.3. The Company will deliver to each participating employee as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements and other materials distributed by the Company to its stockholders. There will be no charge to participants for the Company's retention or delivery of stock certificates, or in connection with notices, proxies or other such material.

16. RIGHTS AS A STOCKHOLDER

    None of the rights or privileges of a stockholder of the Company shall exist with respect to shares purchased under this Plan unless and until a stock certificate representing such shares shall have been issued to the nominee for each participating employee or directly to the employee. In the case of shares

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held in the name of the nominee holder, such rights and privileges shall only inure indirectly to the employee as a beneficial owner, and the Company shall be entitled to treat the nominee as the record owner of such shares.

17. RIGHTS NOT TRANSFERABLE

    Rights under this Plan are not transferable by a participating employee and are exercisable during the employee's lifetime only by the employee.

18. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT

    An employee's participation in the Plan shall terminate immediately upon such employee's retirement, death, or termination of employment. No payroll deduction shall be taken from any pay due and owing to an employee at such time, and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, to the employee's estate or (with respect to an employee who opened a joint account with right of survivorship) to the employee's survivor. Whether authorized leave of absence for military or governmental service shall constitute termination of employment for the purpose of the Plan, shall, unless otherwise required by law, be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive.

19. APPLICATION OF FUNDS

    All funds received or held by the Company under this Plan may be used for any corporate purpose.

20. ADJUSTMENTS IN CASE OF CHANGES AFFECTING COMMON STOCK

    If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Plan and option prices shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate purchase price. The determination of the Committee as to the terms of any such adjustment shall be conclusive. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation, any outstanding options hereunder shall terminate and the amount in each participating employee's account shall be refunded. The existence of the plan or options hereunder shall not in any way prevent any transaction described herein and no holder of any option shall have the right to prevent such transaction.

21. AMENDMENT OF THE PLAN

    The Board of Directors may at any time, or from time to time, amend this Plan in any respect; provided, however, that without the prior approval of the holders of a majority of the shares of Common Stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing or decreasing the number of shares approved for this Plan (other than as provided in Section 20), (ii) materially modifying the eligibility requirements for participation in the Plan, (iii) materially increasing the benefits accruing to participants under the Plan, or (iv) amending the Plan in any manner which will cause options issued under it to fail to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code.

22. TERMINATION OF THE PLAN

    This Plan and all rights of employees hereunder shall terminate:

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        (a) on the day that accumulated payroll deductions of participating employees are sufficient to purchase a number of shares equal to or greater than the number of shares remaining available for purchase; or

        (b) at any time, at the discretion of the Board of Directors; or

        (c) on July 1, 2003.

    If at any time shares remain available for purchase, but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be allocated by the Committee among participating employees in such manner as it deems equitable. Upon termination of this Plan all amounts in the accounts of participating employees not applied to the purchase of shares hereunder shall be promptly refunded.

23. PAYMENT OF EXPENSES RELATED TO THE PLAN

    The Company will bear all costs of administering and carrying out the Plan.

24. GOVERNMENTAL REGULATIONS

    The Company's obligation to sell and deliver its Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

25. QUALIFIED PLAN

    This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code.

26. NO EMPLOYMENT RIGHTS

    The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employment to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

27. GOVERNING LAW

    The law of the State of Maryland will govern all matters relating to the Plan, except to the extent it is superseded by the laws of the United States.

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